Exhibit 99.5
Schedule prepared in accordance with Instruction 2 to Item 601 of Regulation S-K
The Registration Rights Agreements dated February 23, 2010 are substantially identical in all material respects except as to the names of the holders.

Registration Rights Holders
Anthony G. Polak
Barry Honig
David Frascella
David W. Forti
Domaco Venture Capital Fund
Fort Ashford Funds, LLC
Frederick B. Polak
Gerald Scott Klayman
Hammerman Capital Partners, LP
HCP Opportunity Fund, LP
Jamie Polak
Jayhawk Private Equity Fund II, LP
Jeffrey A. Grossman
Kevin Denuccio
Larry Frascella
Matthew Hayden
Paul Hickey
RL Capital Partners
Ronald M. Lazar, IR, Pershing LLC as Custodian
Ronald Nash
Shira Capital LLC
Taylor International Fund, Ltd.
The USX China Fund
Warberg Opportunistic Trading Fund LP
Kevin Mangan
Chirag Choudhary
George Anagnostou
Eric Lord
Harry Ioannou
Ramnarain Jaigobind
Rodman & Renshaw LLC
The text of the Registration Rights Agreements is incorporated by reference from Exhibit 99.2 to China Redstone Group’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2010.